Exhibit 1.4

(TRANSLATION)

REGULATIONS OF THE BOARD OF CORPORATE AUDITORS

KYOCERA CORPORATION

THE BOARD OF CORPORATE AUDITORS

REGULATIONS OF THE BOARD OF CORPORATE AUDITORS

OF

KYOCERA CORPORATION

Article 1. Purpose

All matters relating to the Board of Corporate Auditors of the Company shall be governed by laws and regulations and the Articles of Incorporation and by these Regulations.

Article 2. Organization

The Board of Corporate Auditors shall consist of all Corporate Auditors.

Article 3. Purpose of the Board of Corporate Auditors

The Board of Corporate Auditors shall receive reports on, discuss and resolve important matters relating to the auditing; provided that each Corporate Auditor shall not be prevented from exercising its powers.

Article 4. Meetings

Meetings of the Board of Corporate Auditors shall, in principle, be held at least four (4) times each fiscal year; provided, however, that extraordinary meetings may be held whenever necessary.

Article 5. Chairman and Person Convening Meetings

1. The Board of Corporate Auditors shall elect a Chairman of the Board of Corporate Auditors from among the Corporate Auditors.

2. The Chairman of the Board of Corporate Auditors shall convene and manage the meetings of the Board of Corporate Auditors and conduct the duties delegated thereto by the Board of Corporate Auditors; provided, however, that each Corporate Auditor shall not be prevented from exercising its powers.

Article 6. Convocation Procedure

1. A notice of a meeting of the Board of Corporate Auditors shall be dispatched to each Corporate Auditor at least three (3) days prior to the date set for such meeting.

2. The convocation procedure for a meeting of the Board of Corporate Auditors may be omitted with the consent of all Corporate Auditors.

Article 7. Manner of Adopting Resolutions

1. Resolutions of the Board of Corporate Auditors shall be adopted by the majority vote of all Corporate Auditors except for resolutions relating to dismissal provided in the second paragraph of Article 13 and resolutions concerning consents provided in Article 15.

2. Resolutions shall be adopted following deliberation based on sufficient materials.

Article 8. Resolutions on Auditing Policy

1. Matters such as auditing policy, auditing plan, auditing methods and allocation of duties shall be determined by resolution of the Board of Corporate Auditors at the commencement of auditing.

2. All matters other than those referred to in the immediately preceding paragraph, which any Corporate Auditor deems necessary in conducting its duties, such as appointment of staff for Corporate Auditors and budget for auditing expenses, shall be determined by resolution of the Board of Corporate Auditors.

Article 9. Regular Meetings with Representative Directors etc.

1. The Board of Corporate Auditors shall seek to promote mutual understanding between the Representative Directors and the Board of Corporate Auditors by, among other things, holding meetings with the Representative Director whenever necessary and by exchanging opinions on issues to be addressed by the Company, improvement of the environment for audit by the Corporate Auditors and important auditing issues in, etc. as well as by making requests judged to be necessary.

2. The Board of Corporate Auditors shall explain auditing policy, auditing plan and status of implementation of auditing and the effect thereof, as appropriate, to the Representative Directors and the Board of Directors.

3. The Board of Corporate Auditors shall receive reports from Directors on matters determined, in consultation with Directors, to be reported to the Board of Corporate Auditors by the Directors, as well as such matters as maybe provided by law.

Article 10. Reports to the Board of Corporate Auditors

1. A Corporate Auditor shall make a report to the Board of Corporate Auditors on the status of conducting its duties from time to time and whenever requested by the Board of Corporate Auditors.

2. A Corporate Auditor who receives a report from the Accounting Auditors, Directors or an internal auditing department etc. shall report the same to the Board of Corporate Auditors.

3. The Board of Corporate Auditors shall request the Accounting Auditors, Directors and the internal auditing department etc. to make a report whenever necessary.

Article 11. Measures for Reports

1. In the case that the Board of Corporate Auditors receives a report from a Director that such Director has discovered a fact which may be materially prejudicial to the Company or a report from a Accounting Auditor that such Accounting Auditor has discovered misconduct in connection with a Director’s conduct of duties or a material fact violating laws or regulations or the Articles of Incorporation, the Board of Corporate Auditors shall take appropriate measures depending on the situation, such as conducting necessary research and providing advice or recommendations to the Directors, etc.

2. In the case that the Board of Corporate Auditors receives a report from the Directors, etc. on matters that should be reported to the Board of Corporate Auditors by the Directors, as determined in advance upon consultation with the Directors, the Board of Corporate Auditors shall take the same measure as referred to in the immediately preceding paragraph to the extent that it shall judge necessary.

Article 12. Preparation of Audit Report

1. The Board of Corporate Auditors shall receive from the Directors financial statements, etc. and from the Accounting Auditors Audit Report, etc. The Board of Corporate Auditors may have a Standing Corporate Auditor to receive such documents.

2. The Board of Corporate Auditors shall receive a report from Corporate Auditors on the matters to be covered by the Audit Report, etc. and prepare its Audit Report thought discussion among themselves.

3. An opinion of a Corporate Auditor which differs from that of the Board of Corporate Auditors shall be stated in the Audit Report as a dissent.

4. Each Corporate Auditor shall affix his signature and seal to the Audit Report manually or through electrical method. The Standing Corporate Auditors shall be named as such in the Audit Report.

Article 13. Resolution on Appointment, Non-Reappointment and Dismissal of Accounting Auditors

1. The following matters relating to the appointment, non-reappointment and dismissal of the Accounting Auditors shall be handled in accordance with the resolution of the Board of Corporate Auditors:

(1)	Consent to the proposal relating to the appointment, non-reappointment and dismissal of the Accounting Auditors to the General Meeting of Shareholders;

(2)	Request to include in the agenda at the General Meeting of Shareholders of the appointment, non-reappointment and dismissal of Accounting Auditors;

(3)	Request of submission of proposal to the General Meeting of Shareholders on the appointment of the Accounting Auditors; and

(4)	In case of absence in the office of the Accounting Auditors, the appointment of provisional Accounting Auditors.

2. Resolution to dismiss the Corporate Auditors for any of the reasons as provided by law shall be adopted by unanimous vote at a meeting of the Board of Corporate Auditors. In such case, a Corporate Auditor nominated by the Board of Corporate Auditors shall report such dismissal and the reason therefor at the first General Meeting of Shareholders to be held immediately following such dismissal.

Article 14. Consent to and Request to Submit Proposal Relating to the Election of the Corporate Auditors

The following matters relating to the nomination of the Corporate Auditors shall be handled by the resolution of the Board of Corporate Auditors.

(1)	Consent to the proposal relating to the nomination of the Corporate Auditor to be submitted to the General Meeting of Shareholders;

(2)	Request to include the nomination of Corporate Auditor in the agenda of the General Meeting of Shareholders; and

(3)	Request to submit the proposal relating to the nomination of Corporate Auditor to the General Meeting of Shareholders.

Article 15 Consent of Board of Corporate Auditors Relating to Exemption of Directors from Liability

The following consents of the Board of Corporate Auditors shall be given pursuant to the unanimous resolution of the Corporate Auditors.

(1)	Consent to any proposal relating to exemption of Directors from liability, which the Board of Directors intends to submit to a General Meeting of Shareholders

(2)	Consent to any proposal relating to amendment of the Articles of Incorporation to make it possible to exempt Directors from liability pursuant to a resolution of the Board of Directors, which the Board of Directors intends to submit to a General Meeting of Shareholders

(3)	Consent to any proposal relating to amendment of the Articles of Incorporation to make it possible to enter into agreements with outside Corporate Auditors providing exemption of outside Corporate Auditors from liability, which the Board of Directors intends to submit to a General Meeting of Shareholders; and

(4)	Consent to participation by the Company in any shareholder litigation to assist a defendant Director.

Article 16. Consultation concerning Exercising Powers of the Corporate Auditors

The Corporate Auditors may consult at a meeting of the Board of Corporate Auditors about the following matters prior to exercise of their powers or performance of their duties:

(1)	Explanation responding to inquiries posed in writing by a shareholder prior to the General Meeting of Shareholders;

(2)	Reporting to the Board of Directors and requests for convocation of a meeting of the Board of Directors;

(3)	Providing an opinion as to the proposals and documents to be submitted to the General Meeting of Shareholders;

(4)	Request for suspension of improper action by a Director;

(5)	Providing an opinion at the General Meeting of Shareholders as to the nomination, dismissal, resignation and remuneration of the Corporate Auditors;

(6)	Matters relating to litigation between the Company and any of the Directors; and

(7)	Other matters relating to litigation.

Article 17. Consultation concerning Election of Standing Corporate Auditor and Remuneration

The election of Standing Corporate Auditors from among the Corporate Auditors and the remuneration of the Corporate Auditors may be resolved the Board of Corporate Auditors, subject to the unanimous consent from all Corporate Auditors.

Article 18. Minutes

1. The substance of the proceedings of a meeting of the Board of Corporate Auditors and the results thereof shall be recorded in the minutes, and the Corporate Auditors present at the meeting shall affix their names and seals to the minutes manually or through electrical method. The handling of such minutes shall conform to the handling of minutes of meetings of the Board of Directors.

2. The minutes referred to in the preceding paragraph shall be kept for ten (10) years at the head office of the Company.

Article 19. Secretariat of the Board of Corporate Auditors

Staff for the Board of Corporate Auditors shall handle secretarial business concerning convocation of meetings of the Board of Corporate Auditors, preparation of the minutes thereof and other affairs concerning the management of the Board of Corporate Auditors.

Article 20 Auditing Standards of the Corporate Auditors

Matters concerning the Board of Corporate Auditors and audits by the Corporate Auditors shall be governed by applicable laws and regulations, the Articles of Incorporation, these Regulations and the auditing standards of the Corporate Auditors determined by the Board of Corporate Auditors.

Article 21 Amendment to and Abolishment of These Regulations

Amendment to and abolishment of these Regulations shall be made by the Board of Corporate Auditors.

SUPPLEMENTARY PROVISIONS

These Regulations:

- Came into force on June 30, 1994.

- Amended in part on July 29, 1997.

- Amendment in part on May 1, 2002.

- Amended on July 30, 2004.